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                                                                    EXHIBIT 4.5


                   THIRD AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT

     THIS THIRD AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT (this "Amendment"), is executed by and between Enchira Biotechnology Corporation (f/k/a Energy BioSystems Corporation), a Delaware corporation (the "Company"),
Computershare Investor Services, LLC ("Computershare") and Harris Trust and Savings Bank ("Harris"), at the direction of the Company.

                                     RECITALS

     WHEREAS, the Company and Harris are parties to a Stockholder Rights Agreement dated as of March 8, 1995, as amended by that certain First Amendment dated as of April 30, 1997 and Second Amendment to Rights Agreement dated June 22, 2000 (the "Rights Agreement");

     WHEREAS, the Company desires to appoint Computershare as successor Rights Agent under the Rights Agreement, effective as of February 25, 2002, and as of such date, Harris will be relieved of its duties as Rights Agent under the Rights Agreement;

     WHEREAS, the Company, pursuant to Section 26 of the Rights Agreement, desires to amend the Rights Agreement and on February 19, 2002, the Board of Directors approved resolutions authorizing the amendment of the Rights Plan as herein provided; and

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent, at the direction of the Company, hereby agree to amend the Rights Agreement as set forth below.

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1. TERMINATION OF RIGHTS AGENT. The Company hereby terminates Harris as Rights Agent under the Rights Agreement, effective as of February 25, 2002.

     2. APPOINTMENT OF THE SUCCESSOR RIGHTS AGENT. The Company hereby appoints Computershare as successor Rights Agent under the Rights Agreement, effective as of February 25, 2002, and Computershare hereby accepts such appointment.

     3. AMENDMENT OF RIGHTS AGREEMENT. Effective as of the date of appointment of Computershare as successor Rights Agent, the Rights Agreement shall be amended as follows:

     (a) Section 25 of the Rights Agreement is hereby amended by deleting the address for notice or demand to be given to the Rights Agent therein and substituting in lieu thereof the following:

          "Computershare Investor Services, LLC
          Two North LaSalle Street
          Chicago, Illinois 60602
          Attention: Steven R. Rothbloom"

     (b) All references in the Rights Agreement to "Harris Trust and Savings Bank" or any prior Rights Agents shall for all purposes be deemed to refer to "Computershare Investor Services, LLC."

     (c)  AMENDMENT OF SECTION 1.

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          A.   Section 1(a) of the Rights Agreement is amended in its entirety to read as follows:

               (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan, and
          (iv) any registered investment company or registered investment adviser acquiring or holding shares in the ordinary course of business for its clients and not for its own benefit for so long as such registered investment company or registered investment adviser is permitted to report its Beneficial Ownership of Common Shares on a
          Schedule 13G filed under the Exchange Act (as such term is hereinafter defined) (such registered investment company and registered investment adviser being hereinafter referred to as a "Schedule 13G Filer"). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares
          (i) by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding or
          (ii) by the Person solely as the result of the conversion or redemption of shares of the Company's Series B Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), held by such Person (including any Common Shares received in such conversion or redemption in payment of any accrued but unpaid dividends on the Series B Preferred Stock held by such Person); provided, however, that such Person shall be deemed to be an "Acquiring Person" if such Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding as a result of either share purchases by the Company or the conversion or redemption of Series B Preferred Stock owned by such Person (including any Common Shares received in such conversion or redemption in payment of any accrued but unpaid dividends on the Series B Preferred Stock held by such Person) and shall, after such share purchases by the Company or such conversion or redemption of Series B Preferred Stock, as the case may be, become the Beneficial Owner of any additional Common Shares of the Company.

          B. Section 1(s) of the Rights Agreement is amended to remove the references to the definitions of "Ethyl," "Gryphon" and "Haney" contained therein.

     (d)  AMENDMENT OF SECTION 3.

     Section 3(a) of the Rights Agreement is amended in its entirety to read as follows:

               (a) Until the earlier of (i) the close of business on the 30th day after the Shares Acquisition Date and (ii) the close of business on the 30th day after the date that a tender or exchange offer by any Person

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          (other than the Company, any Subsidiary of the Company,
          any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan or a Schedule 13G Filer) is first published or sent or given within the meaning of Rule 14d-2(a) (or any successor rule) of the General
          Rules and Regulations under the Exchange Act, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be certificates for the Rights) and not by separate certificates, and (y) the Rights and interests therein will be transferable only in connection with the transfer of the associated Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(n) hereof, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificate.

     (e)  AMENDMENT OF SECTION 11.

     Section 11(a)(ii) of the Rights Agreement is amended in its entirety to read as follows:

               (ii) In the event that any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan or (iv) a Schedule 13G Filer), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person then, promptly following the first occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Share Fractions, such number of Common Shares

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          of the Company as shall equal the result obtained by (x)
          multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right is then exercisable and (y) dividing that product (which shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per Common Share on the fifth day after the date on which a Person has become an Acquiring Person, or the fifth day after the Shares Acquisition Date, whichever market price shall be less (such number of shares being hereinafter referred to as the "Adjustment Shares"). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

     (f)  AMENDMENT OF SECTION 21.

          Section 21 of the Rights Agreement is amended and replaced in its entirety to read as follows:

               Section 21.  CHANGE OF RIGHTS AGENT.  The Rights
          Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Preferred Shares and Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.
          The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares or Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.
          Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited liability company or trust company (or similar form of entity under the laws of any state of the United States or a foreign jurisdiction) authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by a federal or state authority and which has

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          at the time of its appointment as Rights Agent a combined
          capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by an entity described in clause (a) of this sentence. After appointment, the successor
          Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     4.   EFFECTIVENESS.

     This Amendment shall be deemed effective as of February 25, 2002.
Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     5.   MISCELLANEOUS.

     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on February 20, 2002.

                              ENCHIRA BIOTECHNOLOGY CORPORATION


                              By:    /s/ Peter P. Policastro, Ph.D.
                                 -----------------------------------------------
                                 Peter P. Policastro, Ph.D.
                                 President and Chief Executive Officer


                              COMPUTERSHARE INVESTOR SERVICES, LLC


                              By:    /s/ Michael Gardner
                                 -----------------------------------------------
                              Name:  Michael Gardner
                                   ---------------------------------------------
                              Title: Executive Vice President of Client Services
                                    --------------------------------------------

                              HARRIS TRUST AND SAVINGS BANK


                              By:    /s/ Martin J. McHale
                                 -----------------------------------------------
                              Name:  Martin J. McHale
                                   ---------------------------------------------
                              Title:  Vice President
                                    --------------------------------------------